Exhibit 99.1

NEWS RELEASE Investor Contact: Ben McCarville, Vice President, Director of Investor Relations 920-491-7059 Media Contact: Jennifer Kaminski, Vice President, Public Relations Senior Manager 920-491-7576

Associated Banc-Corp Reports First Quarter 2022 Net Income Available to Common Equity of $71 Million, or $0.47 per Common Share.

Results driven by positive margin, expense and credit trends.
GREEN BAY, Wis. -- April 21, 2022 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $71 million, or $0.47 per common share, for the quarter ended March 31, 2022. These amounts compare to earnings of $89 million, or $0.58 per common share for the quarter ended March 31, 2021 and earnings of $74 million, or $0.49 per common share for the quarter ended December 31, 2021.
"Our first quarter results were marked by strong positive momentum in our strategic lending initiatives," said President and CEO Andy Harmening. "Commercial line utilization continues to climb, employment trends in our markets continue to reflect robust productivity and credit remains remarkably benign. Our core customers continue to borrow and grow, and we remain committed to supporting them with their financial needs. In this spirit, we also announced today that we plan to implement several changes to our overdraft program in the third quarter of this year. These changes are expected to reduce the total burden of overdrafts to our customers by approximately 30%."
"As a bank, we're in a far different place than we were a year ago," Harmening continued. "We're well-positioned to deliver expanding margins, positive operating leverage and enhanced value to all of our stakeholders as we move through 2022."

First Quarter 2022 Highlights (all comparisons to the fourth quarter of 2021)
•Average loans were up $302 million to $24.1 billion
•Excluding PPP, average Commercial & Business Lending loans were up $177 million to $9.0 billion
•Average deposits were up $245 million to $28.6 billion
•Quarterly net interest margin was up two basis points to 2.42%
•Net interest income was up $1 million to $188 million
•Noninterest income was down $7 million to $74 million
•Noninterest expense was down $9 million to $173 million
•Provision for credit losses was negative $4 million compared to negative $6 million
•Net income available to common equity was down $3 million to $71 million

Loans
First quarter 2022 average total loans of $24.1 billion were up 1%, or $302 million from the prior quarter and were down 1%, or $366 million from the same period last year. Excluding PPP, average total loans of $24.1 billion were up 2%, or $374 million from the prior quarter and were up 2%, or $397 million from the same period last year. With respect to first quarter 2022 average balances by loan category:
•Commercial and business lending (excluding PPP) increased $177 million from the prior quarter and increased $481 million compared to the same period last year to $9.0 billion.
•Commercial real estate lending increased $43 million from the prior quarter and increased $6 million from the same period last year to $6.2 billion.
•Consumer lending was $8.9 billion, up $154 million from the prior quarter and down $90 million from the same period last year.
•PPP loans decreased $71 million from the prior quarter and decreased $763 million from the same period last year to $44 million.

First quarter 2022 period-end total loans of $24.5 billion were up 1%, or $307 million from the prior quarter and were up 2%, or $370 million from the same period last year. Excluding PPP, period-end total loans of $24.5 billion were up 1%, or $355 million from the prior quarter and were up 5%, or $1.2 billion from the same period last year. With respect to first quarter 2022 period-end balances by loan category:
•Commercial and business lending (excluding PPP) decreased $51 million from the prior quarter and increased $759 million from the same period last year to $9.3 billion.
•Commercial real estate lending increased $36 million from the prior quarter and increased $86 million from the same period last year to $6.2 billion.
•Consumer lending was $9.0 billion, up $370 million from the prior quarter and up $343 million from the same period last year.
•PPP loans decreased $48 million from the prior quarter and decreased $819 million from the same period last year to $18 million.

In 2022, we expect full-year auto finance loan growth of over $1.2 billion and total commercial loan growth of $750 million to $1 billion.

Deposits
First quarter 2022 average deposits of $28.6 billion were up 1%, or $245 million compared to the prior quarter and were up 7%, or $1.8 billion from the same period last year. With respect to first quarter 2022 average balances by deposit category:
•Noninterest-bearing demand deposits decreased $100 million from the prior quarter and increased $650 million from the same period last year to $8.3 billion.
•Savings increased $163 million from the prior quarter and increased $720 million from the same period last year to $4.5 billion.
•Interest-bearing demand deposits increased $216 million from the prior quarter and increased $1.0 billion from the same period last year to $6.7 billion.
•Money market deposits increased $138 million from the prior quarter and increased $155 million from the same period last year to $7.0 billion.
•Time deposits decreased $68 million from the prior quarter and decreased $345 million from the same period last year to $1.3 billion.
•Network transaction deposits decreased $103 million from the prior quarter and decreased $345 million from the same period last year to $735 million.

First quarter 2022 period-end deposits of $28.4 billion were down $61 million compared to the prior quarter and were up 3%, or $728 million from the same period last year. Low-cost core deposits (interest-bearing demand, noninterest-bearing demand and savings) made up 68% of deposit balances as of March 31, 2022. With respect to first quarter 2022 period-end balances by deposit category:
•Noninterest-bearing demand deposits decreased $188 million from the prior quarter and decreased $180 million from the same period last year to $8.3 billion.
•Savings increased $251 million from the prior quarter and increased $628 million from the same period last year to $4.7 billion.
•Interest-bearing demand deposits decreased $403 million from the prior quarter and increased $868 million from the same period last year to $6.6 billion.
•Money market deposits increased $338 million from the prior quarter and decreased $316 million from the same period last year to $7.5 billion.
•Time deposits decreased $58 million from the prior quarter and decreased $272 million from the same period last year to $1.3 billion.
•Network transaction deposits (included in money market and interest-bearing deposits) decreased $4 million from the prior quarter and decreased $292 million from the same period last year to $763 million.

Net Interest Income and Net Interest Margin
First quarter 2022 net interest income of $188 million was up 1%, or $1 million from the prior quarter and the net interest margin increased 2 basis points from the prior quarter to 2.42%. Compared to the same period last year, net interest income increased 7%, or $12 million, and the net interest margin increased 3 basis points.
•The average yield on total loans for the first quarter of 2022 decreased 5 basis points from the prior quarter and decreased 7 basis points from the same period last year to 2.81%.
•The average cost of total interest-bearing liabilities for the first quarter of 2022 decreased 1 basis point from the prior quarter and decreased 14 basis points from the same period last year to 0.26%.
•The net free funds benefit for the first quarter of 2022 remained flat to the prior quarter and decreased 4 basis points compared to the same period last year to 0.08%.
We now expect short-term interest rates to rise following each of this year's Federal Open Market Committee meetings. Assuming rate increases of 25 basis points or more following each meeting, we now expect our 2022 net interest income to exceed $840 million.

Noninterest Income
First quarter 2022 total noninterest income of $74 million decreased $7 million from the prior quarter and decreased $21 million from the same period last year. With respect to first quarter 2022 noninterest income line items:
•Mortgage Banking, net was $8 million for the first quarter, up slightly from the prior quarter. Relative to the prior-year period, Mortgage Banking was down $16 million, driven by slowing refinance activity and higher retention of mortgages on our balance sheet.
•Service charges and deposit account fees decreased slightly from the prior quarter and increased $2 million from the same period last year.
•Card-based fees decreased $1 million from the prior quarter and increased slightly from the same period last year.
•Capital markets fees decreased $1 million from the prior quarter and increased $1 million from the same period last year.

Guided by customer feedback, we announced today that we are making several customer-friendly changes to our overdraft program in the third quarter of 2022. The planned changes are expected to reduce service charges and deposit account fees by approximately $3 million in 2022. Additional details can be found in the press release available at investor.associatedbank.com.

Given our revised outlook for higher rates in 2022, we are also modifying our noninterest income guidance. We are now expecting less mortgage banking income and lower service charge revenues for both commercial and consumer customers over the back half of the year. We now expect total noninterest income for the year of between $290 million and $300 million.

Noninterest Expense
First quarter 2022 total noninterest expense of $173 million decreased $9 million from the prior quarter and decreased $2 million compared to the same period last year. With respect to first quarter 2022 noninterest expense line items:
•Personnel expense decreased $3 million from the prior quarter and increased $1 million from the same period last year.
•Other expense decreased $7 million from the prior quarter and decreased $2 million from the same period last year, primarily driven by a reduction in pension, donation and other expenses.

We expect total noninterest expense of approximately $725 million to $740 million for 2022.

Taxes
The first quarter 2022 tax expense was $19 million compared to $15 million of tax expense in the prior quarter and $25 million of tax expense in the same period last year. The effective tax rate for first quarter of 2022 was 20.1% compared to an effective tax rate of 16.5% in the prior quarter.
We expect the annual 2022 tax rate to be between 19% and 21%, assuming no change in the statutory corporate tax rate.

Credit
The first quarter 2022 provision for credit losses was negative $4 million, compared to a negative provision of $6 million in the prior quarter and a negative provision of $23 million in the same period last year. With respect to first quarter 2022 credit quality:
•Total accruing loans 30-89 days past due of $13 million were down $3 million from the prior quarter and down $2 million from the same period last year.
•Nonaccrual loans of $143 million were up $13 million from the prior quarter and down $20 million from the same period last year. The nonaccrual loans to total loans ratio was 0.58% in the first quarter, up from 0.54% in the prior quarter and down from 0.68% in the same period last year.
•First quarter net recoveries of $2 million compared to net charge offs of $6 million in the prior quarter and net charge offs of $5 million in the same period last year.
•The allowance for credit losses on loans (ACLL) of $318 million was down $2 million from the prior quarter and down $86 million compared to the same period last year. The ACLL to total loans ratio was 1.30% in the first quarter, down from 1.32% in the prior quarter and down from 1.67% in the same period last year.

Throughout the remainder of 2022, we expect to adjust provision to reflect changes to risk grades, economic conditions, other indications of credit quality, and loan volume.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.2% at March 31, 2022. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

FIRST QUARTER 2022 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, April 21, 2022. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp first quarter 2022 earnings call. The first quarter 2022 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $35 billion and is Wisconsin's largest bank holding company. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota. The company also operates loan production offices in Indiana, Michigan, Missouri, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” "project," "guidance," or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	March 31, 2022	December 31, 2021	Seql Qtr $ Change	September 30, 2021	June 30, 2021	March 31, 2021	Comp Qtr $ Change
Assets
Cash and due from banks	$334,138	$343,831	$(9,693)	$378,927	$406,994	$356,285	$(22,147)
Interest-bearing deposits in other financial institutions	166,929	681,684	(514,755)	1,281,916	1,340,385	1,590,494	(1,423,565)
Federal funds sold and securities purchased under agreements to resell	—	—	—	25,000	25,000	—	—
Investment securities available for sale, at fair value	2,780,803	4,332,015	(1,551,212)	3,893,379	3,323,346	3,356,949	(576,146)
Investment securities held to maturity, net, at amortized cost	3,939,855	2,238,947	1,700,908	1,929,735	1,799,834	1,857,087	2,082,768
Equity securities	18,560	18,352	208	17,939	17,144	15,673	2,887
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	168,281	168,281	—	168,281	168,281	168,281	—
Residential loans held for sale	91,582	136,638	(45,056)	158,202	160,547	153,151	(61,569)
Loans	24,531,926	24,224,949	306,977	23,621,673	23,947,536	24,162,328	369,598
Allowance for loan losses	(279,058)	(280,015)	957	(290,997)	(318,811)	(352,938)	73,880
Loans, net	24,252,867	23,944,934	307,933	23,330,676	23,628,725	23,809,389	443,478
Tax credit and other investments	284,561	293,733	(9,172)	301,490	294,220	303,701	(19,140)
Premises and equipment, net	387,550	385,173	2,377	383,131	398,050	398,671	(11,121)
Bank and corporate owned life insurance	679,538	680,021	(483)	683,610	682,709	680,831	(1,293)
Goodwill	1,104,992	1,104,992	—	1,104,992	1,104,992	1,104,992	—
Other intangible assets, net	55,890	58,093	(2,203)	60,296	62,498	64,701	(8,811)
Mortgage servicing rights, net(a)	67,015	54,862	12,153	50,329	48,335	49,500	17,515
Interest receivable	83,120	80,528	2,592	79,011	81,797	86,466	(3,346)
Other assets	540,218	582,168	(41,950)	592,753	609,766	579,084	(38,866)
Total assets	$34,955,900	$35,104,253	$(148,353)	$34,439,666	$34,152,625	$34,575,255	$380,645
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$8,315,699	$8,504,077	$(188,378)	$8,170,105	$7,999,143	$8,496,194	$(180,495)
Interest-bearing deposits	20,089,710	19,962,353	127,357	19,681,161	19,265,157	19,180,972	908,738
Total deposits	28,405,409	28,466,430	(61,021)	27,851,266	27,264,299	27,677,166	728,243
Federal funds purchased and securities sold under agreements to repurchase	368,768	319,532	49,236	267,943	170,419	138,507	230,261
Commercial paper	30,593	34,730	(4,137)	54,553	55,785	51,171	(20,578)
FHLB advances	1,537,948	1,621,047	(83,099)	1,620,880	1,619,826	1,629,966	(92,018)
Other long-term funding	249,797	249,324	473	249,160	549,024	549,729	(299,932)
Allowance for unfunded commitments	38,776	39,776	(1,000)	41,276	45,276	50,776	(12,000)
Accrued expenses and other liabilities	376,322	348,560	27,762	359,626	337,942	350,160	26,162
Total liabilities	31,007,613	31,079,399	(71,786)	30,444,705	30,042,573	30,447,474	560,139
Stockholders’ equity
Preferred equity	193,195	193,195	—	193,195	290,200	353,512	(160,317)
Common equity	3,755,092	3,831,658	(76,566)	3,801,766	3,819,852	3,774,268	(19,176)
Total stockholders’ equity	3,948,287	4,024,853	(76,566)	3,994,961	4,110,052	4,127,780	(179,493)
Total liabilities and stockholders’ equity	$34,955,900	$35,104,253	$(148,353)	$34,439,666	$34,152,625	$34,575,255	$380,645
Numbers may not sum due to rounding.
(a) On January 1, 2022, the Corporation made the irrevocable election to account for mortgage servicing rights, net at fair value. For all prior periods, mortgage servicing rights, net were carried at lower of cost or market.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	1Q22	4Q21	$ Change	% Change	3Q21	2Q21	1Q21	$ Change	% Change
Interest income
Interest and fees on loans	$167,697	$170,809	$(3,112)	(2)%	$174,643	$174,228	$174,049	$(6,352)	(4)%
Interest and dividends on investment securities
Taxable	16,472	13,317	3,155	24%	8,745	8,840	7,014	9,458	135%
Tax-exempt	16,108	15,569	539	3%	14,613	14,366	14,162	1,946	14%
Other interest	1,993	2,031	(38)	(2)%	2,281	1,826	1,694	299	18%
Total interest income	202,270	201,726	544	—%	200,282	199,260	196,920	5,350	3%
Interest expense
Interest on deposits	3,571	3,677	(106)	(3)%	4,427	4,609	5,909	(2,338)	(40)%
Interest on federal funds purchased and securities sold under agreements to repurchase	38	40	(2)	(5)%	48	30	26	12	46%
Interest on other short-term funding	1	2	(1)	(50)%	8	7	6	(5)	(83)%
Interest on FHLB Advances	8,182	8,514	(332)	(4)%	8,962	9,524	9,493	(1,311)	(14)%
Interest on long-term funding	2,730	2,730	—	—%	3,163	5,575	5,585	(2,855)	(51)%
Total interest expense	14,522	14,963	(441)	(3)%	16,607	19,745	21,018	(6,496)	(31)%
Net interest income	187,747	186,763	984	1%	183,675	179,515	175,902	11,845	7%
Provision for credit losses	(3,990)	(5,993)	2,003	(33)%	(24,010)	(35,004)	(23,004)	19,014	(83)%
Net interest income after provision for credit losses	191,737	192,756	(1,019)	(1)%	207,685	214,519	198,906	(7,169)	(4)%
Noninterest income
Wealth management fees	22,404	22,625	(221)	(1)%	22,110	22,706	22,414	(10)	—%
Service charges and deposit account fees	16,856	17,039	(183)	(1)%	16,962	15,549	14,855	2,001	13%
Card-based fees	9,926	11,176	(1,250)	(11)%	11,113	10,982	9,743	183	2%
Other fee-based revenue	3,766	4,316	(550)	(13)%	3,929	4,244	4,596	(830)	(18)%
Capital markets, net	8,646	9,674	(1,028)	(11)%	7,114	5,696	8,118	528	7%
Mortgage banking, net	8,391	8,041	350	4%	10,657	8,128	23,925	(15,534)	(65)%
Bank and corporate owned life insurance	2,071	4,704	(2,633)	(56)%	2,760	3,088	2,702	(631)	(23)%
Asset gains (losses), net	188	985	(797)	(81)%	5,228	(14)	4,809	(4,621)	(96)%
Investment securities gains (losses), net	21	—	21	N/M	—	24	(39)	60	N/M
Gains on sale of branches, net(a)	—	—	—	N/M	—	36	1,002	(1,002)	(100)%
Other	2,198	2,941	(743)	(25)%	2,205	3,004	3,216	(1,018)	(32)%
Total noninterest income	74,467	81,502	(7,035)	(9)%	82,076	73,443	95,343	(20,876)	(22)%
Noninterest expense
Personnel	104,811	107,787	(2,976)	(3)%	107,880	106,994	104,026	785	1%
Technology	21,485	20,787	698	3%	19,927	20,236	20,740	745	4%
Occupancy	16,080	16,863	(783)	(5)%	15,814	14,679	16,156	(76)	—%
Business development and advertising	4,954	5,627	(673)	(12)%	6,156	4,970	4,395	559	13%
Equipment	4,960	4,905	55	1%	5,200	5,481	5,518	(558)	(10)%
Legal and professional	5,087	4,428	659	15%	4,304	6,661	6,530	(1,443)	(22)%
Loan and foreclosure costs	2,014	1,636	378	23%	1,616	2,671	2,220	(206)	(9)%
FDIC assessment	5,100	4,800	300	6%	5,000	3,600	4,750	350	7%
Other intangible amortization	2,203	2,203	—	—%	2,203	2,203	2,236	(33)	(1)%
Other	6,597	13,173	(6,576)	(50)%	9,793	6,979	8,775	(2,178)	(25)%
Total noninterest expense	173,292	182,210	(8,918)	(5)%	177,892	174,475	175,347	(2,055)	(1)%
Income before income taxes	92,912	92,048	864	1%	111,870	113,487	118,903	(25,991)	(22)%
Income tax expense	18,650	15,171	3,479	23%	23,060	22,480	24,602	(5,952)	(24)%
Net income	74,262	76,877	(2,615)	(3)%	88,809	91,007	94,301	(20,039)	(21)%
Preferred stock dividends	2,875	2,875	—	—%	4,155	4,875	5,207	(2,332)	(45)%
Net income available to common equity	$71,387	$74,002	$(2,615)	(4)%	$84,655	$86,131	$89,094	$(17,707)	(20)%
Earnings per common share
Basic	$0.48	$0.49	$(0.01)	(2)%	$0.56	$0.56	$0.58	$(0.10)	(17)%
Diluted	$0.47	$0.49	$(0.02)	(4)%	$0.56	$0.56	$0.58	$(0.11)	(19)%
Average common shares outstanding
Basic	148,781	148,697	84	—%	150,046	152,042	152,355	(3,574)	(2)%
Diluted	150,492	150,057	435	—%	151,143	153,381	153,688	(3,196)	(2)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes the deposit premium on the sale of branches net of miscellaneous costs to sell

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data; shares repurchased and outstanding in thousands)	1Q22	4Q21	3Q21	2Q21	1Q21
Per common share data
Dividends	$0.20	$0.20	$0.20	$0.18	$0.18
Market value:
High	25.71	23.92	21.85	23.33	23.14
Low	22.41	21.49	18.56	20.36	17.20
Close	22.76	22.59	21.42	20.48	21.34
Book value / share	25.03	25.66	25.35	24.99	24.56
Tangible book value / share	17.29	17.87	17.58	17.35	16.95
Performance ratios (annualized)
Return on average assets	0.86%	0.87%	1.01%	1.06%	1.14%
Noninterest expense / average assets	2.00%	2.06%	2.03%	2.04%	2.11%
Effective tax rate	20.07%	16.48%	20.61%	19.81%	20.69%
Dividend payout ratio(a)	41.67%	40.82%	35.71%	32.14%	31.03%
Net interest margin	2.42%	2.40%	2.38%	2.37%	2.39%
Selected trend information
Average full time equivalent employees(b)	4,018	3,992	4,010	3,990	4,020
Branch count	215	215	224	224	227
Assets under management, at market value(c)	$12,937	$13,679	$13,148	$13,141	$12,553
Mortgage loans originated for sale during period	$252	$404	$456	$477	$413
Mortgage loan settlements during period	$296	$427	$463	$484	$400
Mortgage portfolio serviced for others	$6,972	$6,995	$7,057	$7,150	$7,313
Mortgage servicing rights, net / mortgage portfolio serviced for others(d)	0.96%	0.78%	0.71%	0.68%	0.68%
Shares repurchased during period(e)	—	1,096	2,919	1,314	966
Shares outstanding, end of period	150,038	149,343	149,961	152,865	153,685
Selected quarterly ratios
Loans / deposits	86.36%	85.10%	84.81%	87.83%	87.30%
Stockholders’ equity / assets	11.30%	11.47%	11.60%	12.03%	11.94%
Risk-based capital(f)(g)
Total risk-weighted assets	$27,781	$27,243	$26,304	$26,073	$25,640
Common equity Tier 1	$2,838	$2,808	$2,780	$2,790	$2,759
Common equity Tier 1 capital ratio	10.22%	10.31%	10.57%	10.70%	10.76%
Tier 1 capital ratio	10.91%	11.02%	11.30%	11.81%	12.14%
Total capital ratio	12.41%	13.10%	13.50%	14.02%	14.36%
Tier 1 leverage ratio	8.86%	8.83%	8.81%	9.23%	9.53%
Mortgage banking, net
Mortgage servicing fees, net(h)	$2	$1	$—	$—	$(1)
Gains (losses) and fair value adjustments on loans held for sale	1	3	8	9	15
Changes in mortgage servicing rights valuation, net of economic hedge(d)	6	4	2	—	11
Mortgage banking, net	$8	$8	$11	$8	$24
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Ratio is based upon basic earnings per common share.
(b)Average full time equivalent employees without overtime.
(c)Excludes assets held in brokerage accounts.
(d)On January 1, 2022, the Corporation made the irrevocable election to account for mortgage servicing rights at fair value. For all prior periods, mortgage servicing rights were carried at lower of cost or market.
(e)Does not include repurchases related to tax withholding on equity compensation.
(f)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(g)March 31, 2022 data is estimated.
(h)Includes mortgage origination and servicing fees, net of mortgage servicing rights amortization/decay.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Mar 31, 2022	Dec 31, 2021	Seql Qtr % Change	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$280,015	$290,997	(4)%	$318,811	$352,938	$383,702	(27)%
Provision for loan losses	(3,000)	(4,500)	(33)%	(20,000)	(29,500)	(26,000)	(88)%
Charge offs	(2,028)	(8,869)	(77)%	(10,929)	(7,681)	(13,174)	(85)%
Recoveries	4,072	2,387	71%	3,115	3,054	8,410	(52)%
Net (charge offs) recoveries	2,044	(6,482)	N/M	(7,814)	(4,628)	(4,764)	N/M
Balance at end of period	$279,058	$280,015	—%	$290,997	$318,811	$352,938	(21)%
Allowance for unfunded commitments
Balance at beginning of period	$39,776	$41,276	(4)%	$45,276	$50,776	$47,776	(17)%
Provision for unfunded commitments	(1,000)	(1,500)	(33)%	(4,000)	(5,500)	3,000	N/M
Balance at end of period	$38,776	$39,776	(3)%	$41,276	$45,276	$50,776	(24)%
Allowance for credit losses on loans (ACLL)	$317,835	$319,791	(1)%	$332,273	$364,087	$403,714	(21)%
Provision for credit losses on loans	$(4,000)	$(6,000)	(33)%	$(24,000)	$(35,000)	$(23,000)	(83)%
($ in thousands)	Mar 31, 2022	Dec 31, 2021	Seql Qtr % Change	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Comp Qtr % Change
Net (charge offs) recoveries
Asset-based lending & equipment finance(a)	$—	$27	(100)%	$91	$261	$33	(100)%
Commercial and industrial	1,854	(6,669)	N/M	(9,149)	1,072	1,334	39%
Commercial real estate—owner occupied	3	4	(25)%	106	5	4	(25)%
Commercial and business lending	1,857	(6,638)	N/M	(8,951)	1,338	1,370	36%
Commercial real estate—investor	—	109	(100)%	181	(5,589)	(5,886)	(100)%
Real estate construction	32	52	(38)%	18	23	29	10%
Commercial real estate lending	32	162	(80)%	199	(5,566)	(5,857)	N/M
Total commercial	1,889	(6,476)	N/M	(8,752)	(4,228)	(4,487)	N/M
Residential mortgage	288	(6)	N/M	300	(223)	(109)	N/M
Auto finance	4	(11)	N/M	8	3	9	(56)%
Home equity	315	546	(42)%	959	337	344	(8)%
Other consumer	(451)	(534)	(16)%	(329)	(517)	(521)	(13)%
Total consumer	155	(6)	N/M	938	(400)	(277)	N/M
Total net (charge offs) recoveries	$2,044	$(6,482)	N/M	$(7,814)	$(4,628)	$(4,764)	N/M

(In basis points)	Mar 31, 2022	Dec 31, 2021		Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Net (charge offs) recoveries to average loans (annualized)
Asset-based lending & equipment finance(a)	—	9		36	87	10
Commercial and industrial	10	(34)		(47)	6	7
Commercial real estate—owner occupied	—	—		5	—	—
Commercial and business lending	8	(29)		(40)	6	6
Commercial real estate—investor	—	1		2	(52)	(55)
Real estate construction	1	1		—	1	1
Commercial real estate lending	—	1		1	(36)	(38)
Total commercial	5	(17)		(23)	(11)	(12)
Residential mortgage	2	—		2	(1)	(1)
Auto finance	1	(9)		43	15	37
Home equity	22	36		61	21	21
Other consumer	(62)	(71)		(44)	(72)	(72)
Total consumer	1	—		4	(2)	(1)
Total net (charge offs) recoveries	3	(11)		(13)	(8)	(8)

($ in thousands)	Mar 31, 2022	Dec 31, 2021	Seql Qtr % Change	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Comp Qtr % Change
Credit Quality
Nonaccrual loans	$143,221	$130,443	10%	$135,062	$147,135	$163,292	(12)%
Other real estate owned (OREO)	18,194	29,619	(39)%	33,855	24,000	24,588	(26)%
Total nonperforming assets	$161,414	$160,062	1%	$168,917	$171,135	$187,880	(14)%

Loans 90 or more days past due and still accruing	$1,595	$1,263	26%	$1,029	$1,302	$1,675	(5)%
Allowance for credit losses on loans to total loans	1.30%	1.32%		1.41%	1.52%	1.67%
Allowance for credit losses on loans to nonaccrual loans	221.92%	245.16%		246.02%	247.45%	247.23%
Nonaccrual loans to total loans	0.58%	0.54%		0.57%	0.61%	0.68%
Nonperforming assets to total loans plus OREO	0.66%	0.66%		0.71%	0.71%	0.78%
Nonperforming assets to total assets	0.46%	0.46%		0.49%	0.50%	0.54%
Annualized year-to-date net charge offs (recoveries) to year-to-date average loans	(0.03)%	0.10%		0.10%	0.08%	0.08%
N/M = Not meaningful

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Mar 31, 2022	Dec 31, 2021	Seql Qtr % Change	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Comp Qtr % Change
Nonaccrual loans
PPP Loans	$41	$46	(11)%	$—	$—	$—	N/M
Commercial and industrial	225	6,233	(96)%	8,497	18,380	33,192	(99)%
Commercial real estate—owner occupied	—	—	N/M	7	7	7	(100)%
Commercial and business lending	266	6,279	(96)%	8,504	18,387	33,200	(99)%
Commercial real estate—investor	80,886	60,677	33%	61,504	63,003	58,485	38%
Real estate construction	609	177	N/M	247	247	327	86%
Commercial real estate lending	81,495	60,855	34%	61,751	63,250	58,813	39%
Total commercial	81,761	67,134	22%	70,256	81,637	92,012	(11)%
Residential mortgage	53,827	55,362	(3)%	56,678	56,795	61,256	(12)%
Auto finance	49	52	(6)%	67	56	36	36%
Home equity	7,490	7,726	(3)%	7,838	8,517	9,792	(24)%
Other consumer	95	170	(44)%	222	131	195	(51)%
Total consumer	61,460	63,309	(3)%	64,806	65,498	71,280	(14)%
Total nonaccrual loans	$143,221	$130,443	10%	$135,062	$147,135	$163,292	(12)%
	Mar 31, 2022	Dec 31, 2021	Seql Qtr % Change	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Comp Qtr % Change
Restructured loans (accruing)
Commercial and industrial	$7,426	$8,687	(15)%	$11,067	$11,569	$11,985	(38)%
Commercial real estate—owner occupied	473	967	(51)%	1,031	1,225	1,488	(68)%
Commercial and business lending	7,899	9,655	(18)%	12,098	12,794	13,473	(41)%
Commercial real estate—investor	2,045	12,866	(84)%	13,236	13,306	13,627	(85)%
Real estate construction	183	242	(24)%	248	253	256	(29)%
Commercial real estate lending	2,228	13,108	(83)%	13,484	13,559	13,884	(84)%
Total commercial	10,127	22,763	(56)%	25,582	26,353	27,356	(63)%
Residential mortgage	16,644	16,316	2%	15,253	12,227	10,462	59%
Home equity	2,486	2,648	(6)%	2,787	2,451	1,929	29%
Other consumer	747	803	(7)%	877	904	1,073	(30)%
Total consumer	19,876	19,768	1%	18,917	15,582	13,464	48%
Total restructured loans (accruing)	$30,003	$42,530	(29)%	$44,499	$41,935	$40,820	(26)%
Nonaccrual restructured loans (included in nonaccrual loans)	$19,352	$17,426	11%	$15,226	$17,237	$17,624	10%
	Mar 31, 2022	Dec 31, 2021	Seql Qtr % Change	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
PPP Loans	$1	$83	(99)%	$568	$—	$—	N/M
Commercial and industrial	1,085	632	72%	1,229	258	526	106%
Commercial real estate—owner occupied	198	163	21%	30	47	—	N/M
Commercial and business lending	1,284	878	46%	1,827	306	526	144%
Commercial real estate—investor	—	616	(100)%	17,021	391	5,999	(100)%
Real estate construction	—	1,620	(100)%	—	117	977	(100)%
Commercial real estate lending	—	2,236	(100)%	17,021	509	6,976	(100)%
Total commercial	1,284	3,114	(59)%	18,848	814	7,502	(83)%
Residential mortgage	4,957	6,169	(20)%	7,095	5,015	3,973	25%
Auto finance	949	11	N/M	10	38	24	N/M
Home equity	4,207	3,711	13%	2,931	2,472	2,352	79%
Other consumer	1,232	2,307	(47)%	1,272	1,036	1,246	(1)%
Total consumer	11,345	12,198	(7)%	11,308	8,562	7,594	49%
Total accruing loans 30-89 days past due	$12,629	$15,312	(18)%	$30,156	$9,376	$15,097	(16)%
	Mar 31, 2022	Dec 31, 2021	Seql Qtr % Change	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Comp Qtr % Change
Potential Problem Loans
PPP Loans(b)	$54	$2,000	(97)%	$4,160	$8,695	$22,398	(100)%
Asset-based lending & equipment finance(a)	19,057	17,697	8%	—	—	—	N/M
Commercial and industrial	93,396	120,561	(23)%	124,990	77,064	122,143	(24)%
Commercial real estate—owner occupied	24,005	26,723	(10)%	21,241	17,828	15,965	50%
Commercial and business lending	136,513	166,981	(18)%	150,391	103,587	160,506	(15)%
Commercial real estate—investor	130,792	106,138	23%	78,962	71,613	85,752	53%
Real estate construction	200	21,408	(99)%	19,187	16,465	13,977	(99)%
Commercial real estate lending	130,992	127,546	3%	98,150	88,078	99,728	31%
Total commercial	267,505	294,527	(9)%	248,541	191,665	260,234	3%
Residential mortgage	3,032	2,214	37%	2,374	3,024	2,524	20%
Home equity	156	165	(5)%	171	1,558	1,729	(91)%
Total consumer	3,188	2,379	34%	2,546	4,583	4,254	(25)%
Total potential problem loans	$270,693	$296,905	(9)%	$251,087	$196,248	$264,488	2%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Periods prior to Mar 31, 2022 do not include equipment finance.
(b) The Corporation's policy is to assign risk ratings at the borrower level. PPP loans are 100% guaranteed by the SBA and therefore the Corporation considers these loans to have a risk profile similar to pass rated loans.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial PPP lending	$43,774	$1,277	11.83%	$115,074	$5,055	17.43%	$806,699	$8,900	4.47%
Asset-based lending (ABL) & equipment finance (d)	202,836	1,449	2.90%	125,507	971	3.07%	137,862	1,072	3.15%
Commercial and business lending (excl PPP, ABL and equipment finance)	8,815,676	52,754	2.43%	8,715,796	53,401	2.43%	8,399,439	53,019	2.56%
Commercial real estate lending	6,177,062	43,886	2.88%	6,134,049	45,040	2.91%	6,171,202	44,315	2.91%
Total commercial	15,239,348	99,366	2.64%	15,090,427	104,468	2.75%	15,515,202	107,307	2.80%
Residential mortgage	7,671,329	55,403	2.89%	7,751,337	54,952	2.84%	7,962,691	55,504	2.79%
Auto finance	305,202	2,649	3.52%	53,120	587	4.39%	10,190	111	4.43%
Other retail	881,859	10,662	4.87%	900,369	11,188	4.95%	975,266	11,519	4.75%
Total loans	24,097,738	168,081	2.81%	23,795,253	171,195	2.86%	24,463,349	174,442	2.88%
Investment securities
Taxable	4,363,733	16,472	1.51%	4,067,612	13,317	1.31%	2,976,469	7,014	0.94%
Tax-exempt(a)	2,384,601	20,296	3.40%	2,257,106	19,617	3.48%	1,900,346	17,844	3.76%
Other short-term investments	1,154,939	1,993	0.70%	1,592,840	2,031	0.51%	991,844	1,694	0.69%
Investments and other	7,903,273	38,761	1.96%	7,917,558	34,965	1.76%	5,868,659	26,553	1.81%
Total earning assets	32,001,010	$206,842	2.60%	31,712,810	$206,160	2.59%	30,332,008	$200,994	2.67%
Other assets, net	3,199,172			3,303,349			3,352,135
Total assets	$35,200,182			$35,016,159			$33,684,143
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$4,529,991	$380	0.03%	$4,367,233	$369	0.03%	$3,810,321	$332	0.04%
Interest-bearing demand	6,722,038	1,025	0.06%	6,506,438	1,015	0.06%	5,713,270	1,178	0.08%
Money market	7,030,945	965	0.06%	6,892,803	927	0.05%	6,875,730	1,059	0.06%
Network transaction deposits	734,895	265	0.15%	838,255	239	0.11%	1,080,109	327	0.12%
Time deposits	1,313,101	937	0.29%	1,381,092	1,127	0.32%	1,658,568	3,014	0.74%
Total interest-bearing deposits	20,330,970	3,571	0.07%	19,985,821	3,677	0.07%	19,137,998	5,909	0.13%
Federal funds purchased and securities sold under agreements to repurchase	293,915	38	0.05%	293,948	40	0.05%	136,144	26	0.08%
Commercial Paper	27,963	1	0.01%	44,250	2	0.01%	42,774	6	0.05%
FHLB advances	1,610,983	8,182	2.06%	1,621,097	8,514	2.08%	1,631,895	9,493	2.36%
Long-term funding	249,632	2,730	4.38%	249,223	2,730	4.38%	549,585	5,585	4.07%
Total short and long-term funding	2,182,492	10,951	2.03%	2,208,518	11,286	2.03%	2,360,397	15,109	2.58%
Total interest-bearing liabilities	22,513,462	$14,522	0.26%	22,194,339	$14,963	0.27%	21,498,395	$21,018	0.40%
Noninterest-bearing demand deposits	8,316,399			8,416,525			7,666,561
Other liabilities	383,528			401,433			415,195
Stockholders’ equity	3,986,792			4,003,863			4,103,991
Total liabilities and stockholders’ equity	$35,200,182			$35,016,159			$33,684,143
Interest rate spread			2.34%			2.32%			2.27%
Net free funds			0.08%			0.08%			0.12%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$192,320	2.42%		$191,197	2.40%		$179,976	2.39%
Fully tax-equivalent adjustment		4,573			4,434			4,074
Net interest income		$187,747			$186,763			$175,902
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.
(d) Periods prior to March 31, 2022 do not include equipment finance.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Mar 31, 2022	Dec 31, 2021	Seql Qtr % Change	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Comp Qtr % Change
PPP Loans	$17,995	$66,070	(73)%	$182,121	$405,482	$836,566	(98)%
Asset-based lending & equipment finance(a)	231,040	178,027	30%	111,027	105,726	137,537	68%
Commercial and industrial	8,102,380	8,208,289	(1)%	7,816,432	7,803,393	7,526,964	8%
Commercial real estate—owner occupied	973,572	971,326	—%	879,554	880,755	883,237	10%
Commercial and business lending	9,324,986	9,423,711	(1)%	8,989,133	9,195,355	9,384,303	(1)%
Commercial real estate—investor	4,469,241	4,384,569	2%	4,296,489	4,300,651	4,260,706	5%
Real estate construction	1,760,076	1,808,976	(3)%	1,834,871	1,880,897	1,882,299	(6)%
Commercial real estate lending	6,229,317	6,193,545	1%	6,131,360	6,181,549	6,143,004	1%
Total commercial	15,554,303	15,617,256	—%	15,120,493	15,376,904	15,527,307	—%
Residential mortgage	7,609,343	7,567,310	1%	7,590,895	7,638,372	7,685,218	(1)%
Auto finance	497,523	143,045	N/M	6,739	7,817	9,165	N/M
Home equity	580,867	595,615	(2)%	608,566	631,783	651,647	(11)%
Other consumer	289,889	301,723	(4)%	294,979	292,660	288,990	—%
Total consumer	8,977,622	8,607,693	4%	8,501,180	8,570,632	8,635,020	4%
Total loans	$24,531,926	$24,224,949	1%	$23,621,673	$23,947,536	$24,162,328	2%

Period end deposit and customer funding composition	Mar 31, 2022	Dec 31, 2021	Seql Qtr % Change	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Comp Qtr % Change
Noninterest-bearing demand	$8,315,699	$8,504,077	(2)%	$8,170,105	$7,999,143	$8,496,194	(2)%
Savings	4,661,232	4,410,198	6%	4,278,453	4,182,651	4,032,830	16%
Interest-bearing demand	6,616,767	7,019,782	(6)%	6,407,844	5,969,285	5,748,353	15%
Money market	7,522,797	7,185,111	5%	7,583,978	7,640,825	7,838,437	(4)%
Time deposits	1,288,913	1,347,262	(4)%	1,410,886	1,472,395	1,561,352	(17)%
Total deposits	28,405,409	28,466,430	—%	27,851,266	27,264,299	27,677,166	3%
Customer funding(b)	299,301	354,142	(15)%	322,081	226,160	182,228	64%
Total deposits and customer funding	$28,704,710	$28,820,572	—%	$28,173,348	$27,490,459	$27,859,394	3%
Network transaction deposits(c)	$762,680	$766,965	(1)%	$929,174	$871,603	$1,054,634	(28)%
Net deposits and customer funding (Total deposits and customer funding, excluding network transaction deposits)	$27,942,029	$28,053,607	—%	$27,244,174	$26,618,856	$26,804,761	4%
Quarter average loan composition	Mar 31, 2022	Dec 31, 2021	Seql Qtr % Change	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Comp Qtr % Change
PPP Loans	$43,774	$115,074	(62)%	$275,414	$701,440	$806,699	(95)%
Asset-based lending & equipment finance(a)	202,836	125,507	62%	99,463	121,153	137,862	47%
Commercial and industrial	7,842,179	7,816,260	—%	7,733,148	7,437,726	7,493,413	5%
Commercial real estate—owner occupied	973,496	899,536	8%	876,047	878,746	906,027	7%
Commercial and business lending	9,062,286	8,956,378	1%	8,984,072	9,139,064	9,344,000	(3)%
Commercial real estate—investor	4,439,051	4,304,579	3%	4,297,783	4,321,109	4,303,365	3%
Real estate construction	1,738,011	1,829,470	(5)%	1,862,458	1,838,619	1,867,836	(7)%
Commercial real estate lending	6,177,062	6,134,049	1%	6,160,241	6,159,728	6,171,202	—%
Total commercial	15,239,348	15,090,427	1%	15,144,314	15,298,792	15,515,202	(2)%
Residential mortgage	7,671,329	7,751,337	(1)%	7,817,737	7,861,139	7,962,691	(4)%
Auto finance	305,202	53,120	N/M	7,144	8,458	10,190	N/M
Home equity	588,281	600,963	(2)%	620,601	641,438	680,738	(14)%
Other consumer	293,578	299,406	(2)%	294,160	288,786	294,528	—%
Total consumer	8,858,390	8,704,826	2%	8,739,643	8,799,822	8,948,147	(1)%
Total loans(d)	$24,097,738	$23,795,253	1%	$23,883,957	$24,098,614	$24,463,349	(1)%

Quarter average deposit composition	Mar 31, 2022	Dec 31, 2021	Seql Qtr % Change	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Comp Qtr % Change
Noninterest-bearing demand	$8,316,399	$8,416,525	(1)%	$8,141,723	$8,069,851	$7,666,561	8%
Savings	4,529,991	4,367,233	4%	4,248,493	4,121,553	3,810,321	19%
Interest-bearing demand	6,722,038	6,506,438	3%	6,344,504	5,879,173	5,713,270	18%
Money market	7,030,945	6,892,803	2%	7,011,075	6,981,482	6,875,730	2%
Network transaction deposits	734,895	838,255	(12)%	893,991	908,869	1,080,109	(32)%
Time deposits	1,313,101	1,381,092	(5)%	1,434,588	1,509,705	1,658,568	(21)%
Total deposits	$28,647,369	$28,402,345	1%	$28,074,374	$27,470,633	$26,804,559	7%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Periods prior to Mar 31, 2022 do not include equipment finance.
(b) Includes repurchase agreements and commercial paper.
(c) Included above in interest-bearing demand and money market.
(d) Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
($ in millions, except per share data)	1Q22	4Q21	3Q21	2Q21	1Q21
Tangible common equity reconciliation(a)
Common equity	$3,755	$3,832	$3,802	$3,820	$3,774
Goodwill and other intangible assets, net	(1,161)	(1,163)	(1,165)	(1,167)	(1,170)
Tangible common equity	$2,594	$2,669	$2,636	$2,652	$2,605
Tangible assets reconciliation(a)
Total assets	$34,956	$35,104	$34,440	$34,153	$34,575
Goodwill and other intangible assets, net	(1,161)	(1,163)	(1,165)	(1,167)	(1,170)
Tangible assets	$33,795	$33,941	$33,274	$32,985	$33,406
Average tangible common equity and average common equity tier 1 reconciliation(a)
Common equity	$3,794	$3,811	$3,807	$3,788	$3,750
Goodwill and other intangible assets, net	(1,162)	(1,164)	(1,167)	(1,169)	(1,175)
Tangible common equity	2,631	2,646	2,640	2,619	2,576
Modified CECL transitional amount	67	91	97	106	116
Accumulated other comprehensive loss (income)	80	19	(5)	(3)	(5)
Deferred tax assets, net	39	40	40	40	41
Average common equity tier 1	$2,818	$2,795	$2,772	$2,762	$2,727
Average tangible assets reconciliation(a)
Total assets	$35,200	$35,016	$34,759	$34,380	$33,684
Goodwill and other intangible assets, net	(1,162)	(1,164)	(1,167)	(1,169)	(1,175)
Tangible assets	$34,038	$33,852	$33,593	$33,211	$32,510
Selected trend information(b)
Wealth management fees	$22	$23	$22	$23	$22
Service charges and deposit account fees	17	17	17	16	15
Card-based fees	10	11	11	11	10
Other fee-based revenue	4	4	4	4	5
Fee-based revenue	53	55	54	53	52
Other	22	26	28	20	44
Total noninterest income	$74	$82	$82	$73	$95
Pre-tax pre-provision income(c)
Income before income taxes	$93	$92	$112	$113	$119
Provision for credit losses	(4)	(6)	(24)	(35)	(23)
Pre-tax pre-provision income	$89	$86	$88	$78	$96
Selected equity and performance ratios(a)(d)
Tangible common equity / tangible assets	7.68%	7.86%	7.92%	8.04%	7.80%
Return on average equity	7.55%	7.62%	8.63%	8.84%	9.32%
Return on average tangible common equity	11.00%	11.09%	12.72%	13.19%	14.03%
Return on average common equity Tier 1	10.27%	10.50%	12.11%	12.51%	13.25%
Return on average tangible assets	0.88%	0.90%	1.05%	1.10%	1.18%
Average stockholders' equity / average assets	11.33%	11.43%	11.74%	12.01%	12.18%
Efficiency ratio reconciliation(e)
Federal Reserve efficiency ratio	65.71%	67.36%	65.43%	66.81%	65.74%
Fully tax-equivalent adjustment	(1.13)%	(1.10)%	(1.01)%	(1.07)%	(0.97)%
Other intangible amortization	(0.84)%	(0.82)%	(0.83)%	(0.87)%	(0.82)%
Fully tax-equivalent efficiency ratio	63.76%	65.46%	63.61%	64.88%	63.96%
Provision for unfunded commitments adjustment	0.37%	0.55%	1.48%	2.14%	(1.09)%
Asset gains, net adjustment	0.05%	0.24%	1.29%	—%	1.12%
Acquisitions, branch sales, and initiatives	—%	(1.43)%	(0.91)%	0.01%	0.22%
Adjusted efficiency ratio	64.18%	64.82%	65.46%	67.02%	64.21%
Numbers may not sum due to rounding.
(a)The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.
(b)These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.
(c)Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.
(d)These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.
(e)The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. The adjusted efficiency ratio is noninterest expense, which excludes the provision for unfunded commitments, other intangible amortization, acquisition related costs, and announced initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net, asset gains (losses), net, and gain on sale of branches, net. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for acquisition related costs, provision for unfunded commitments, asset gains (losses), net, branch sales, and announced initiatives.